Exhibit 2.3

ARTICLES OF AMENDMENT

BUSINESS INFORMATION

Business Name:

GEOENHANCED TECHNOLOGIES, INC

UBI Number:

602 480 686

Business Type:

WA PROFIT CORPORATION

Business Status:

DELINQUENT

Principal Office Street Address:

Principal Office Mailing Address:

Expiration Date:

03/31/2020

Jurisdiction:

UNITED STATES, WASHINGTON

Formation/Registration Date:

03/08/2005

Period of Duration:

PERPETUAL

Inactive Date:

Nature of Business:

1

BUSINESS NAME

Business Name:

GEOENHANCED TECHNOLOGIES, INC

BUSINESS TYPE

Current Business Type:

WA PROFIT CORPORATION

Amend Business Type:

REGISTERED AGENT

Registered Agent name	Street Address	Mailing Address
WASHINGTON	170 S LINCOLN ST STE 100, SPOKANE,	170 S LINCOLN ST STE 100, SPOKANE
REGISTERED AGENT, LLC.	WA, 99201-4443, UNITED STATES	WA, 99201-4443, UNITED STATES

REGISTERED AGENT CONSENT

Customer provided Registered Agent consent? - Yes

DURATION

Duration:

PERPETUAL

CORPORATE SHARES – AMENDED

Number of Authorized shares:

3500200000

Class of Shares:

Common Stock: Yes       Preferred Stock : No

Did your share information change? No

Implementation plan for change: INCREASING THE COMMON SHARES BY 3 BILLION.

ADOPTION OF ARTICLES OF AMENDMENT

Board of Directors (shareholder action was not required)

EFFECTIVE DATE

Effective Date:

04/06/2020

2

DATE OF ADOPTION

Date of Adoption:

04/01/2020

RETURN ADDRESS FOR THIS FILING

Attention:

Email:

Address:

UPLOADED DOCUMENTS

Document Type	Sourse	Created By	Created Date
No Value Found.

UPLOAD ADDITIONAL DOCUMENTS

Name	Document Type
Amended B resolution.doc	UPLOADED DOCUMENT

EMAIL OPT-IN

☐ I hereby opt into receiving all notifications from the Secretary of State for this entity via email only. I acknowledge that I will no longer receive paper notifications.

AUTHORIZED PERSON - STAFF CONSOLE

☒ Document is signed.

Person Type:

INDIVIDUAL

First Name:

JOHN

Last Name:

CRAVEY

Title:

3